Exhibit 5.1

CONYERS DILL & PEARMAN Commerce House, Wickhams Cay 1 PO Box 3140, Road Town, Tortola British Virgin Islands VG1110 T +1 284 852 1010 conyers.com

1 September 2021

713278.19785648
1-345-814-7786
cora.miller@conyers.com

ALE Group Holding Limited

c/o Vistra (BVI) Limited

Vistra Corporate Services Centre

Wickhams Cay II

Road Town, Tortola

British Virgin Islands VG1110

Dear Ladies and Gentlemen:

Re: ALE Group Holding Limited (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with a registration statement on form F-1 (Registration No. 333-239225) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 17, 2020 as amended by amendment no. 1 filed with the Commission on June 29, 2020, by amendment no. 2 filed with the Commission on September 4, 2020, by amendment no. 3 filed with the Commission on September 28, 2020, by amendment no. 4 filed with the Commission on December 11, 2020, by amendment no. 5 filed with the Commission on December 21, 2020, post-effective amendment no. 1 filed with the Commission on July 28, 2021 and post-effective amendment no. 2 to be filed with the Commission on or around the date hereof (collectively, the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of up to 5,760,000 shares with a par value US$0.00052083 each being offered by the Company at a price between US$5.50 and US$6.50 per share (the “Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed:

1.1.	a copy of the certificate of incorporation, the amended and restated memorandum of association and amended and restated articles of association of the Company (the “Memorandum and Articles”) as obtained by the Registrar of Corporate Affairs (British Virgin Islands) on July 26, 2021 as updated by supplemental search dated August 31, 2021;

1.2.	copies of written resolutions of the directors of the Company dated August 27, 2020 and July 1, 2021 (collectively, the “Resolutions”);

1.3.	a certificate of good standing issued by the Registrar of Corporate Affairs (British Virgin Islands) and dated August 31, 2021; and

1.4.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	that upon issue of any Shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.7.	that Memorandum and Articles will not be amended in any manner that would affect the opinions set forth herein; and

2.8.	that the Registration Statement has been declared effective by the Commission prior to, or concurrent with, the sale of the Shares pursuant to the Registration Statement.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands.

3.2.	This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands.

3.3.	This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands government authority or to pay any British Virgin Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

4.2.	Based solely on the Memorandum and Articles, the Company is authorised to issue a maximum of 96,000,000 shares of a single class each with a par value of US$0.00052083.

4.3.	When issued and paid for as contemplated by the Registration Statement and recorded in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4.	The statements under the caption “British Virgin Islands Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of the British Virgin Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “British Virgin Islands Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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